UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2015

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 4, 2015, BofI Holding, Inc. ("BOFI" or the "Company") and BofI Federal Bank (the "Bank") received regulatory approval necessary to complete the previously announced purchase of certain assets and liabilities, including all of the deposit liabilities, of H&R Block Bank, a federal savings bank ("HRB Bank") from H&R Block, Inc. ("H&R Block"), as described further in Item 8.01 below.
As described in the Current Report on Form 8-K filed by the Company on April 10, 2014: (i) the Bank and HRB Bank, Block Financial LLC, ("Block Financial") a Delaware limited liability company and the sole shareholder of HRB Bank, entered into a Purchase and Assumption Agreement (the "P&A Agreement") pursuant to which HRB Bank will transfer certain assets and liabilities, including all of HRB Bank’s deposit liabilities, to the Bank (the "P&A Transaction"); and (ii) the P&A Agreement included as an exhibit a form of the Program Management Agreement (the "PMA"), which will be executed and become effective upon the closing of the P&A Transaction. Subsequent to its initial execution, the P&A Agreement was amended, as described in the Current Reports on Form 8-K filed by the Company on October 23, 2014 and on February 13, 2015.
On August 5, 2015, following receipt of regulatory approvals, the Bank, HRB Bank, and Block Financial entered into an Amended and Restated Purchase and Assumption Agreement (the "Amended and Restated P&A Agreement") to:

▪	in Section 3.01, change the closing date to September 30, 2015, or such earlier date as the parties may mutually agree upon;

▪	in Section 9.01, provide that any party may terminate the agreement at any time after October 1, 2015 if the closing has not occurred on or prior to that date;

▪	attached as Exhibit G, a revised form of the PMA; and

▪	make other minor changes to definitions, update schedules, and change dates from 2014 to 2015.
The Bank also negotiated with HRB Bank and Block Financial a revised form of the PMA, a previous form of which was attached as Exhibit 10.1 to the Form 8-K filed by the Company on April 10, 2014, to:

▪	in Section 14.1, set the termination date to June 30, 2022, to retain a full seven-year term as the parties originally intended;

▪	in Section 14.3(a), remove the one-time right of H&R Block to terminate the PMA early on June 30, 2017;

▪	add a new Section 2.18, providing for H&R Block to pay the Bank an annual program fee;

▪	add a new Section 6.4, addressing cross-marketing of the Bank’s individual retirement accounts, as further described therein;

▪	add a new Section 6.5, addressing cross-marketing of the Bank’s residential mortgage loans, as further described therein; and

▪	add definitions and make other clarifications and less significant changes, as set forth in the revised form of the PMA.
The obligations of the parties to complete the P&A Transaction and the other transactions discussed herein remain subject to the fulfillment of additional closing conditions, including, but not limited to: (i) receipt of required third party consents; and (ii) the execution and delivery of the PMA and all other ancillary agreements described in the Current Report on Form 8-K filed by the Company on April 10, 2014 and contemplated under the Amended and Restated P&A Agreement described in this Current Report on Form 8-K.
Even though the parties have received the regulatory approvals described in Item 8.01 below, the Company cannot be certain when or if all the other conditions to, and other components of, the P&A Transaction will be satisfied, or whether the P&A Transaction will be completed. Furthermore, there may be additional changes to the terms and conditions of the Amended and Restated P&A Agreement, the form of the PMA, or other related agreements between now and the completion of the P&A Transaction. The foregoing summaries of the Amended and Restated P&A Agreement and the PMA are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibit 10.1, hereto and incorporated herein by reference.
Copies of the Amended and Restated P&A Agreement and the revised form of the PMA are furnished as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01    OTHER EVENTS
On August 5, 2015, the Company issued a press release discussing the receipt of certain regulatory approvals related to the P&A Transaction and announcing that the Company will hold a conference call for analysts, institutional investors, and shareholders at 10:30 AM Eastern / 7:30 AM Pacific on August 5, 2015. During the conference call the Company will discuss developments regarding the P&A Transaction and related matters.
A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit	Description
10.1
Amended and Restated Purchase and Assumption Agreement, dated August 5, 2015, by and among H&R Block Bank, Block Financial LLC, and BofI Federal Bank*

* Incorporated by reference to Exhibits 10.1 (Amended and Restated Purchase and Assumption Agreement) and 10.2 (Revised Form of Program Management Agreement) to Form 8-K filed by H&R Block, Inc. on August 5, 2015. The schedules to Exhibit 10.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission upon request copies of any omitted schedule. A list of the omitted schedules and exhibits is set forth in Exhibit 10.1 on the final page of the exhibit, and is incorporated herein by reference.

99.1	Press Release issued August 5, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date:	August 5, 2015	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer